Exhibit 99.1

NanoString Announces Unexpected Death of Chief Medical Officer, J. Wayne Cowens, MD

SEATTLE — August 27, 2014 — NanoString Technologies, Inc., (NASDAQ:NSTG) a provider of life science tools for translational research, and molecular diagnostic products, today announced the unexpected death of J. Wayne Cowens, M.D., the company’s Chief Medical Officer. Dr. Cowens was 67 years old.

“We are shocked and deeply saddened by the sudden loss of our friend and colleague. Our thoughts are with his family and friends during this difficult time,” said Brad Gray, President and Chief Executive Officer of NanoString Technologies. “Dr. Cowens was instrumental in building our diagnostic development capabilities, and his legacy includes the FDA-cleared Prosigna Breast Cancer Assay, a substantial body of peer-reviewed literature, and a strong team with deep experience in medical affairs, regulatory and clinical development.”

NanoString has established a team comprised of leaders within the company in the areas of medical affairs, regulatory and product development to provide continuous oversight during the company’s search for a new Chief Medical Officer. In doing so, the company does not believe Dr. Cowens’ death will have any material impact on timing and execution of its ongoing product development initiatives, regulatory submissions, or efforts to gain reimbursement and treatment guideline inclusion for the Prosigna Breast Cancer Assay.

Dr. Cowens served as Chief Medical Officer at NanoString since February 2011. Prior to joining NanoString, Dr. Cowens served in a series of senior medical positions at Genomic Health beginning in 2004. Prior to joining Genomic Health, Dr. Cowens held senior product development positions at several pharmaceutical and biotechnology companies, including Chiron (now Novartis Vaccines & Diagnostics) and Ribozyme Pharmaceuticals, and also worked as an oncology consultant for pharmaceutical and biotechnology companies, including IDEC Pharmaceuticals, Scios, and Ligand Pharmaceuticals. Dr. Cowens was a licensed medical oncologist and author of more than 70 scientific abstracts and papers. He received a H.A.B. in Classical Languages and Mathematics from Xavier University, a M.S. in Mathematics from Northwestern University and an M.D. from Johns Hopkins University.

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in over 500 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company’s technology has now been applied to diagnostic use. The Prosigna Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer.

For more information, please visit www.nanostring.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our expectations about the impact of Dr. Cowens’ death on the achievement of our business objectives. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include the potential for a prolonged search for a new Chief Medical Officer; the impact of Dr. Cowens’ death on the achievement of our business objectives; as well as the other risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Investor Contact:

Leigh Salvo of Westwicke Partners

leigh.salvo@westwicke.com

415-513-1281

Media Contact:

Maurissa Messier of Bioscribe Inc.

Maurissa@bioscribe.com

760-659-6700